PEOPLE'S BANK CREDIT CARD MASTER TRUST SERIES 1996-1
                          MONTHLY SERVICER'S REPORT


# of Months Series in Existence:
Monthly Period Ended                                        June 30, 1996
Distribution Date                                           July 15, 1996
Determination Date                                          July 10, 1996
Number of Days in Period                                               13


1. Trust Activity Series 1996-1

Beginning of Month - Aggregate Principal Receivables

Principal Collections on the Receivables

Finance Charge Receivables

Receivables in Defaulted Accounts

End of Month - Aggregate Principal Receivables

Investor Interest Series 1993-1
Investor Interest Series 1994-1
Investor Interest Series 1994-2
Investor Interest Series 1995-1
Investor Interest Series 1996-1
Seller Principal Receivables

Total Investor Percentage with respect to...
Finance Charges
Charged-Off Accounts
Principal Receivables

Class A Percentage with respect to...
Finance Charges
Charged-Off Accounts
Principal Receivables

Class B Percentage with respect to...
Finance Charges
Charged-Off Accounts
Principal Receivables

Seller Percentage with respect to ...
Finance Charges
Charged-Off Accounts
Principal Receivables


2.  Allocation of Funds in Collection Account

Class A Available Finance Charge Collections

Class A Monthly Cap Interest Payable to Class A Certificateholders (See ""Calculation of Certificate Interest"" #3)
  Unpaid Class A Monthly Cap Interest

Class A Monthly Servicing Fee
(See""Calculation of Monthly Servicing Fee"" #6)
  Unpaid Class A Monthly Servicing Fee

Class A Investor Default Amount
  Unreimbursed Class A Investor Charge-offs

Excess Spread from Class A Finance Charge Collections

Class A Required Amount

Class B Available Finance Charge Collections

Class B Monthly Cap Interest Payable to Class B Certificateholders (See ""Calculation of Certificate Interest"" #3)
  Unpaid Class B Monthly Cap Interest

Class B Monthly Servicing Fee
(See""Calculation of Monthly Servicing Fee"" #6)
  Unpaid Class B Monthly Servicing Fee

Class B Investor Default Amount
  Unreimbursed Class B Investor Charge-offs

Excess Spread from Class B Finance Charge Collections

Class B Required Amount

Total Excess Spread


2.  Allocation of Funds in Collection Account (con't)
Excess Spread used to Satisfy Class A Required Amount
  Excess Spread used to satisfy Unpaid Class A Monthly Cap Interest Excess Spread used to satisfy Unpaid Class A Monthly Servicing Fee Excess Spread used to satisfy Unreimbursed Class A Investor Charge-offs Remaining Class A Required Amount

Excess Spread used to satisfy Class B Required Amount
  Excess Spread used to satisfy Unpaid Class B Monthly Cap Interest Excess Spread used to satisfy Unpaid Class B Monthly Servicing Fee Excess Spread used to satisfy Unreimbursed Class B Investor Charge-offs Remaining Class B Required Amount

Shared Finance Charges used to satisfy Remaining Class A Required Amount
  Shared Finance Charges used to satisfy Unpaid Class A Monthly Cap Interest Shared Finance Charges used to satisfy Unpaid Class A Monthly Servicing Fee Shared Finance Charges used to satisfy Unreimbursed Class A Investor
    Charge-offs
  Remaining Class A Required Amount

Cash Collateral Withdrawal used to satisfy Remaining Class A Required Amount
  Cash Collateral Withdrawal used to satisfy Unpaid Class A Monthly Cap
    Interest
  Cash Collateral Withdrawal used to satisfy Unpaid Class A  Monthly
    Servicing Fee
  Cash Collateral Withdrawal used to satisfy Unreimbursed Class A Investor
    Charge-offs
  Remaining Class A Required Amount

Class B Reallocated Amount used to satisfy Remaining Class A Required Amount
  Class B Reallocated Amount used to satisfy Unpaid Class A Monthly Cap
    Interest
  Class B Reallocated Amount used to satisfy Unpaid Class A Monthly
    Servicing Fee
  Class B Reallocated Amount used to satisfy Unreimbursed Class A Investor
    Charge-offs
  Remaining Class A Required Amount

Class B Investor Interest used to satisfy Unreimbursed Class A Investor
  Charge-offs

Shared Finance Charges used to satisfy Remaining Class B Required Amount
  Shared Finance Charges used to satisfy Unpaid Class B Monthly Cap
    Interest
  Shared Finance Charges used to satisfy Unpaid Class B Monthly Servicing
    Fee
  Shared Finance Charges used to satisfy Unreimbursed Class B Investor
    Charge-offs
  Remaining Class B Required Amount


2.  Allocation of Funds in Collection Account (con't)

Cash Collateral Withdrawal used to satisfy Remaining Class B Required Amount
  Cash Collateral Withdrawal used to satisfy Unpaid Class B Monthly Cap
    Interest
  Cash Collateral Withdrawal used to satisfy Unpaid Class B Monthly
    Servicing Fee
  Cash Collateral Withdrawal used to satisfy Unreimbursed Class B Investor
    Charge-offs
  Remaining Class B Required Amount

Excess Spread used to satisfy interest on overdue Class A
(See ""Calculation of Certificate Interest"" #3)

Excess Spread used to satisfy interest on overdue Class B
(See ""Calculation of Certificate Interest"" #3)

Excess Spread used to satisfy reimbursements of Class B Interest

Excess Spread used to satisfy deposits into Required Cash Collateral Account

Excess Spread used to satisfy shortfalls of the Class A Interest Payments

Excess Spread used to satisfy shortfalls of the Class B Interest Payments

Excess Spread used to satisfy payments per Loan Agreement

Excess Spread used to satisfy Class A Excess Interest

Excess Spread used to satisfy Class B Excess Interest

Remaining Excess Servicing (dollars)
Remaining Excess Servicing (percentage of Investor Interest)

Class A Investor Certificate Interest Shortfall

Class A Charge-offs
Unreimbursed Class A Charge Offs
Unreimbursed Class A Charge Offs per $1,000 Original Investment

Class A Monthly Servicing Fee Shortfall

Class B Investor Certificate Interest Shortfall

2.  Allocation of Funds in Collection Account (con't)
Class B Charge-offs
Unreimbursed Class B Charge Offs
Unreimbursed Class B Charge Offs per $1,000 Original Investment

Class B Monthly Servicing Fee Shortfall

Available Principal Collections

Monthly Principal Payable To Class A Certificateholders
(See ""Calculation of Monthly Principal"" #4)

Monthly Principal Payable To Class B Certificateholders
(See ""Calculation of Monthly Principal"" #4)

Monthly Principal Reinvested In Receivables
(See ""Calculation of Monthly Principal" #4)

(Net Deposit)/Draws on Shared Principal Collections

Required Shared Finance Charge Collections from other Series
Draw on Shared Finance Charge Collections from other Series

Withdrawal from Cash Collateral Account



Required Shared Finance Charge Collections for other Series
Deposit of Shared Finance Charge Collections for other Series

Total Distribution to Class A Investors
Total Distribution to Class A Investors per $1,000 Invested

Total Distribution to Class B Investors
Total Distribution to Class B Investors per $1,000 Invested






3.  Calculation of Certificate Interest

Class A Certificate Rate
Class A Interest Rate Cap Provider Deposit

Previous Month's Class A Deficiency Amount

Class A Interest at the Certificate Rate + 0.5% on Deficiency Amount

This Month Class A Certificate Interest

Expected Class A Principal
This Month Class A Cap Shortfall
Class A Excess Interest

Total Class A Interest Distributable to Class A Certificateholders Total Class A Interest Distributable per $1,000 of Class A Original
  Investment

Class B Certificate Rate
Class B Interest Rate Cap Provider Deposit

Previous Month's Class B Deficiency Amount

Class B Interest at the Certificate Rate + 0.5% on Deficiency Amount

This Month Class B Certificate Interest

Expected Class B Principal
This Month Class B Cap Shortfall
Class B Excess Interest

Total Class B Interest Distributable to Class B Certificateholders Total Class B Interest Distributable per $1,000 of Class B Original
  Investment

Total Certificate Interest Distributable to Certificateholders
Total Certificate Interest Distributable per $1,000 of Original Investment




4.  Calculation of Monthly Principal

Beginning Investor Interest

Beginning Class A Interest

Class A Available Principal Collections
Class A Monthly Unreimbursed Charge-Offs
Total Class A Monthly Principal

Class A Monthly Principal Reinvested in Receivables

Class A Controlled Amortization Amount

Maximum Monthly Principal to Class A Certificateholders

Class A Deficit Controlled Amortization Amount

Monthly Principal Payable to Class A Certificateholders
Class A Monthly Principal Payable per $1,000 of Original Investment

Beginning Class B Interest

Class B Available Principal Collections
Class B Monthly Unreimbursed Charge-Offs
Total Class B Monthly Principal

Class B Reallocated Principal
Prior Month's Cumulative Class B Reallocated Principal
Class B Reduction of Interest
Prior Month's Cumulative Class B Reduction of Interest

Class B Monthly Principal Reinvested in Receivables

Class B Controlled Amortization Amount

Maximum Monthly Principal to Class B Certificateholders


4.  Calculation of Monthly Principal (con't)
Required Shared Principal Collections for other Series
Deposit of Shared Principal Collections for other Series
Required Shared Principal Collections from other Series
Draw on Shared Principal Collections from other Series

Class B Deficit Controlled Amortization Amount

Monthly Principal Payable to Class B Certificateholders
Class B Monthly Principal Payable per $1,000 of Original Investment

Ending Investor Interest
Ending Class A Interest
Ending Class B Interest

5.  Calculation of Pool Factor

Pool Factor
(Ending Certificate Balance divided by Initial Principal Amount to 7 decimal places)

6. Calculation of Monthly Servicing Fee

Series Servicing Fee Percentage

Beginning Class A Investor Interest
Beginning Class B Investor Interest
Beginning Investor Interest

     Class A Monthly Servicing Fee
     Class B Monthly Servicing Fee
     Total Monthly Servicing  Fee

7.  Cash Collateral Account Activity

Beginning of Month Balance

Required Cash Collateral Account Amount

Excess Spread used to satisfy payments per Loan Agreement

Cash Collateral Account Deposits

Reinvestment Income Received on Cash Collateral Account

Aggregate Cash Collateral Account Draws

Available Cash Collateral Amount     (Dollars)
Available Cash Collateral Amount     (Percentage)


8.  Past Due Statistics
(past due on a contractual basis)

1-30 days past due                    Dollars
                              Percent Dollars
                              Number of Accts
                              Percent Number of Acct

31-60 days past due                   Dollars
                              Percent Dollars
                              Number of Accts
                              Percent Number of Acct

61-90 days past due                   Dollars
                              Percent Dollars
                              Number of Accts
                              Percent Number of Acct

91-120 days past due                  Dollars
                              Percent Dollars
                              Number of Accts
                              Percent Number of Acct

121-150 days past due                 Dollars
                              Percent Dollars
                              Number of Accts
                              Percent Number of Acct

151-180 days past due                 Dollars
                              Percent Dollars
                              Number of Accts
                              Percent Number of Acct

181 + days past due                   Dollars
                              Percent Dollars
                              Number of Accts
                              Percent Number of Acct



9. Base Rate Calculation

Base Rate

Portfolio Yield                       (net of losses)       Not Applicable

Excess of Portfolio Yield over Base Rate                    Not Applicable

10. Number of Accounts in the Trust

Number of Additional Accounts
Number of Removed Accounts
Number of Automatic Additonal Accounts
Ending Number of Accounts